UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 16, 2021

Vir Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39083	81-2730369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Illinois Street, Suite 500

San Francisco, California 94158

(Address of principal executive offices, including zip code)

(415) 906-4324

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2021, Vir Biotechnology, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with KRE Exchange Owner LLC for the lease of approximately 133,896 rentable square feet of office and laboratory space (the “Premises”) located on floors 8 through 12 at 1800 Owens Street in San Francisco, California (the “Project”) for the Company’s future principal executive offices and laboratory space for research and development and related uses. The Company also has a right of first refusal to lease the seventh (7th) floor of the Project. The Company previously occupied the Premises pursuant to a Sublease Agreement with Dropbox, Inc. (the “Sublease”), as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 29, 2020, which Sublease was terminated as of the Lease commencement date.

The Lease term is for twelve (12) years, which Lease term commenced on December 16, 2021. The Company will initially pay $850,239.60 per month in base rent during the first year of the term, which base rent will increase by three percent (3%) on each anniversary of the commencement date during the Lease term. Base rent is abated for the first seven (7) months of the Lease term and the Company will pay a reduced base rent of $156,573.57 in the eighth (8th) month of the Lease Term. In addition to base rent, the Company is responsible for payment of its pro rata share of operating expenses and property taxes for the Project.

The Company anticipates constructing certain improvements in the Premises, as well as certain upgrades to the Project, and is entitled to a tenant improvement allowance of $36,151,920 for the Premises and a building improvement allowance of $2,343,180.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Lease, a copy of which will be filed as an exhibit to a subsequent filing with the Securities and Exchange Commission.

Item 1.02. Termination of a Material Definitive Agreement.

The information in Item 1.01 above with respect to the termination of the Sublease is incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above with respect to the Lease is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIR BIOTECHNOLOGY, INC.

Date: December 22, 2021	By:	/s/ Howard Horn
Howard Horn
Chief Financial Officer